UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2020

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SGLB	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock, par value $0.001 per share	SGLBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to the Current Report on Form 8-K of Sigma Labs, Inc. (the “Company”) filed with the Securities and Exchange Commission on January 27, 2020 (the “Prior 8-K”). As described in the Prior 8-K, on January 27, 2020 the Company entered into a Securities Purchase Agreement with certain institutional investors (the “Institutional Investors”) pursuant to which the Company agreed to sell to each Institutional Investor shares of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”), warrants to purchase the Company’s Common Stock (the “Institutional Common Warrants”) and warrants to purchase the Series D Preferred Stock (the “Preferred Warrants”) for a total gross purchase price of $1,600,000. The Series D Preferred Stock, the Institutional Common Warrants and the Preferred Warrants each contain a cashless exercise feature that may be applied upon the happening of specified events. The Prior 8-K also disclosed that on January 27, 2020, the Company entered into a Securities Purchase Agreement with the Company’s largest shareholder and certain of its directors (the “Other Investors”) pursuant to which the Company agreed to issue and sell to each Other Investors shares of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”), and Class A warrants to purchase the Company’s Common Stock (the “Class A Warrants”) for a total gross purchase price of $500,000. The offerings of the securities as described in the Prior 8-K are hereafter referred to as the “Private Placements.”

In connection with the Private Placements, on January 27, 2020, the Company also entered into a Placement Agency Agreement (“Placement Agreement”) with Dawson James Securities, Inc. (“Dawson”) pursuant to which the Company engaged Dawson as to its exclusive placement agent in connection with, inter alia, the Private Placements. Under the Placement Agreement, the Company agreed to pay Dawson 8% of the gross proceeds from the Private Placements as well as from the exercise through June 30, 2020 of the Preferred Warrants. The Company has also agreed to issue to Dawson warrants to purchase shares of Common Stock equal to 8% of the aggregate number of shares issuable upon conversion of the shares of the Series D Preferred Stock (“Preferred Shares”) as well as 8% of the number of common shares that would be issuable upon conversion of the Preferred Shares arising from any exercise of the Preferred Warrants on or before June 30, 2020 at the initial conversion price of the Series D Preferred Stock without regard to any price protection provisions. The Warrants to be issued to Dawson will be exercisable six months from issuance at a price per share of $1.13, will contain a cashless exercise feature, and a term of five years from the date they are exercisable.

The foregoing summary of the Placement Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions set forth in the form attached hereto as Exhibit 10.9 which is incorporated by reference herein in its entirety.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure in Item 1.01 which is incorporated herein by reference. The Private Placements were consummated on January 28, 2020. In connection therewith, the Company issued 1,640 shares of Series D Preferred, Institutional Common Warrants to purchase an aggregate of 7,796,000 shares of Common Stock, Preferred Warrants to purchase an aggregate of 6,156 additional Series D Preferred Stock, 333.33 shares of the Series E Preferred Stock and Class A Warrants to purchase an aggregate of 485,438 shares of Common Stock. For purposes of determining the total number of shares of Common Stock issuable to the Other Investors upon the conversion of the Series E Preferred Stock issued on January 28, 2020, the Company used the consolidated bid price on January 24, 2020 of $0.90 (i.e., a conversion price of $1.03). The Company also issued warrants to a prior investor to purchase an aggregate of 350,000 shares of its Common Stock as consideration for obtaining a waiver from the investor. From the Private Placements, the Company received gross proceeds of $2,100,000.

The Company paid Dawson a placement commission of $168,000 and issued Placement Agreement Warrants to purchase an aggregate of 170,035 shares of the Company’s Common Stock.

The Private Placements were effected pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Rule 506 promulgated thereunder.

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year

On January 28, 2020, the Company filed with the Nevada Secretary of State the Certificate of Designations for the Series D Preferred Stock and the Certificate of Designations for the Series E Preferred Stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Attached as Exhibits 10.2, 10.4, 10.5, 10.7 and 10.8 are the final form of the documents previously filed in the Prior Form 8-K and should replace the corresponding exhibits from the Prior Form 8-K.

Number	Description

10.2	Certificate of Designations (Series D Convertible Preferred Stock)

10.4	Form of Institutional Common Warrant

10.5	Form of Preferred Warrant

10.7	Certificate of Designations (Series E Convertible Preferred Stock)

10.8	Form of Class A Warrant

10.9	Private Placement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2020	SIGMA LABS, INC.

	By:	/s/ JOHN RICE
	Name:	John Rice
	Title:	President and Chief Executive Officer